Exhibit 20.11

CAPITAL ONE MASTER TRUST (COMT)

Performance Summary - July 2006

Capital One Master Trust (COMT)

Series		COMT 1998-1
Size		$591 MM
Expected Maturity (Class A)		4/15/2008

Gross Monthly Payment Rate		18.13%
Delinquency Rate:	30 to 59 days	1.15%
	60 to 89 days	0.75%
	90 + days	1.55%

Excess Spread Analysis

	Series	COMT 1998-1
	Portfolio Yield	18.98%
	Weighted Average Coupon	6.30%
	Servicing Fee Percentage	1.50%
	Net Loss Rate	2.63%

Excess Spread Percentage:	Jul-06	8.55%
	Jun-06	7.91%
	May-06	8.85%
	3-Month Average Excess Spread	8.44%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as Servicer Interchange to Capital One Bank as the Servicer of the Capital One Master Trust.

CAPITAL ONE MASTER TRUST (COMT)

Performance Summary - July 2006

Capital One Master Trust (COMT)

Series		COMT 2000-3
Size		$1000 MM
Expected Maturity (Class A)		8/15/2007

Gross Monthly Payment Rate		18.13%
Delinquency Rate:	30 to 59 days	1.15%
	60 to 89 days	0.75%
	90 + days	1.55%

Excess Spread Analysis

	Series	COMT 2000-3
	Portfolio Yield	18.98%
	Weighted Average Coupon	5.92%
	Servicing Fee Percentage	2.00%
	Net Loss Rate	2.63%

Excess Spread Percentage:	Jul-06	8.43%
	Jun-06	8.24%
	May-06	9.19%
	3-Month Average Excess Spread	8.62%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as Servicer Interchange to Capital One Bank as the Servicer of the Capital One Master Trust.

CAPITAL ONE MASTER TRUST (COMT)

Performance Summary - July 2006

Capital One Master Trust (COMT)

Series		COMT 2001-1	COMT 2001-5	COMT 2001-6
Size		$1200 MM	$1000 MM	$1300 MM
Expected Maturity (Class A)		2/15/2008	8/15/2006	8/15/2008

Gross Monthly Payment Rate		18.13%	18.13%	18.13%
Delinquency Rate:	30 to 59 days	1.15%	1.15%	1.15%
	60 to 89 days	0.75%	0.75%	0.75%
	90 + days	1.55%	1.55%	1.55%

Excess Spread Analysis

	Series	COMT 2001-1	COMT 2001-5	COMT 2001-6
	Portfolio Yield	18.98%	19.00%	18.98%
	Weighted Average Coupon	5.75%	5.40%	5.78%
	Servicing Fee Percentage	2.00%	2.00%	2.00%
	Net Loss Rate	2.63%	2.63%	2.63%

Excess Spread Percentage:	Jul-06	8.60%	8.98%	8.57%
	Jun-06	8.35%	8.30%	8.37%
	May-06	9.33%	9.27%	9.32%
	3-Month Average Excess Spread	8.76%	8.85%	8.75%

CAPITAL ONE MASTER TRUST (COMT)

Performance Summary - July 2006

Capital One Master Trust (COMT)

Series		COMT 2001-8
Size		$1000 MM
Expected Maturity (Class A)		10/16/2006

Gross Monthly Payment Rate		18.13%
Delinquency Rate:	30 to 59 days	1.15%
	60 to 89 days	0.75%
	90 + days	1.55%

Excess Spread Analysis

	Series	COMT 2001-8
	Portfolio Yield	18.99%
	Weighted Average Coupon	4.83%
	Servicing Fee Percentage	2.00%
	Net Loss Rate	2.63%

Excess Spread Percentage:	Jul-06	9.53%
	Jun-06	8.84%
	May-06	9.82%
	3-Month Average Excess Spread	9.40%

Capital One Master Trust (COMT) Note: Servicing Fee Percentage includes 0.75% paid as Servicer Interchange to Capital One Bank as the Servicer of the Capital One Master Trust.

CAPITAL ONE MASTER TRUST (COMT)

Performance Summary - July 2006

Capital One Master Trust (COMT)

Series		COMT 2002-1	COMT 2002-2	COMT 2002-4
Size		$1000 MM	$620 MM	$750 MM
Expected Maturity (Class A)		1/15/2009	3/15/2007	5/15/2007

Gross Monthly Payment Rate		18.13%	18.13%	18.13%
Delinquency Rate:	30 to 59 days	1.15%	1.15%	1.15%
	60 to 89 days	0.75%	0.75%	0.75%
	90 + days	1.55%	1.55%	1.55%

Excess Spread Analysis

	Series	COMT 2002-1	COMT 2002-2	COMT 2002-4
	Portfolio Yield	18.98%	18.98%	18.98%
	Weighted Average Coupon	5.78%	5.72%	5.10%
	Servicing Fee Percentage	2.00%	2.00%	2.00%
	Net Loss Rate	2.63%	2.63%	2.63%

Excess Spread Percentage:	Jul-06	8.57%	8.63%	9.25%
	Jun-06	8.32%	8.39%	8.57%
	May-06	9.30%	9.37%	9.54%
	3-Month Average Excess Spread	8.73%	8.80%	9.12%

Capital One Master Trust (COMT) Note: Servicing Fee Percentage includes 0.75% paid as Servicer Interchange to Capital One Bank as the Servicer of the Capital One Master Trust.